Calico Commerce hereby amends its Proxy Statement for the 2001 Annual Meeting of Stockholders to include the charter of the Audit Committee of Calico's Board of Directors as Appendix A to the Proxy Statement.



                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT


                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Calico Commerce, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [CALICO LOGO]

                                          July 30, 2001

Dear Stockholder:

     This year's annual meeting of stockholders will be held on Thursday, September 6, 2001, at 9:30 a.m. local time, at the Holiday Inn, 1350 North 4th Street, San Jose, California 95112. You are cordially invited to attend.

     The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

     After reading the Proxy Statement, please promptly mark, sign and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy card or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our stockholders is important.

     A copy of our Annual Report to Stockholders is also enclosed for your information. At the annual meeting we will review Calico Commerce's activities over the past year and our plans for the future. The Board of Directors and Management look forward to seeing you at the annual meeting.

                                          Very truly yours,

                              /s/ JAMES B. WEIL
                                          James B. Weil
                                          President and Chief Executive Officer

                                 [CALICO LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD SEPTEMBER 6, 2001

TO THE STOCKHOLDERS:

     Please take notice that the annual meeting of the stockholders of Calico Commerce, Inc., a Delaware corporation (the "Company"), will be held on Thursday, September 6, 2001, at 9:30 a.m. local time, at the Holiday Inn, 1350 North 4th Street, San Jose, California 95112, for the following purposes:

     - To elect two (2) Class II directors to hold office, each for a 3-year term and until his successor is elected and qualified;

     - To consider, approve and ratify the appointment of PricewaterhouseCoopers, LLP as Calico's independent public auditors for the fiscal year ending March 31, 2002; and

     - To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on July 20, 2001 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at Calico's principal offices located at 333 West San Carlos Street, Suite 300, San Jose, California 95110.

                                          By order of the Board of Directors,

                                          /s/ LESLIE E. WRIGHT
                                          Leslie E. Wright
                                          Secretary

San Jose, California
July 30, 2001

IMPORTANT: PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS..........    1
SOLICITATION AND VOTING OF PROXIES..........................    1
INFORMATION ABOUT CALICO COMMERCE, INC. ....................    2
  Stock Ownership of Certain Beneficial Owners and
     Management.............................................    2
  Management................................................    4
EXECUTIVE COMPENSATION AND OTHER MATTERS....................    7
  Executive Compensation....................................    7
  Stock Options Granted in Fiscal Year Ended March 31,
     2001...................................................    8
  Option Exercises and Fiscal Year Ended March 31, 2001
     Year-End Option Values.................................    9
  Employment Contracts and Termination of Employment and
     Change-in-Control Arrangements.........................    9
  Compensation of Directors.................................   10
  Compensation Committee Interlocks and Insider
     Participation in Compensation Decisions................   10
  Certain Relationships and Related Transactions............   10
  Section 16(a) Beneficial Ownership Reporting Compliance...   11
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE
  COMPENSATION..............................................   12
REPORT OF THE AUDIT COMMITTEE...............................   14
COMPARISON OF STOCKHOLDER RETURN............................   15
ELECTION OF DIRECTORS.......................................   19
  Vote Required and Board of Directors' Recommendation......   19
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC
  AUDITORS..................................................   20
  Vote Required and Board of Directors' Recommendation......   20
STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL
  MEETING...................................................   21
TRANSACTION OF OTHER BUSINESS...............................   21

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the Board of Directors of Calico Commerce, Inc., a Delaware corporation ("Calico" or the "Company"), for use at its annual meeting of stockholders to be held on Thursday, September 6, 2001, or at any adjournment or postponement of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The date of this Proxy Statement is July 30, 2001, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

                       SOLICITATION AND VOTING OF PROXIES

SOLICITATION OF PROXIES

     The cost of soliciting proxies will be borne by us. In addition to soliciting stockholders by mail through its employees, we will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have Calico common stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of its officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

VOTING SECURITIES

     On July 20, 2001, we had outstanding 35,315,015 shares of common stock, par value $0.001 per share, all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting. Each stockholder of record as of that date is entitled to one vote for each share of common stock held by him or her. Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

VOTING OF PROXIES

     All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before the time it is exercised by delivering to Calico's Secretary a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

VOTING VIA THE INTERNET OR BY TELEPHONE

                                                            IF YOU HOLD YOUR SHARES IN AN ACCOUNT WITH A BROKER OR A BANK
     IF YOU HOLD YOUR SHARES DIRECTLY REGISTERED             THAT PARTICIPATES IN THE ADP INVESTOR COMMUNICATION SERVICE
          IN YOUR NAME WITH EQUISERVE L.P.                                            PROGRAM:
     -------------------------------------------            -------------------------------------------------------------
To vote by phone 1-877-PRX-VOTE, (1-877-779-8683)           To vote by phone: your voting form from your broker or bank will show the telephone number to call.
To vote via the Internet:                                   To vote via the Internet:
http://www.eproxyvote.com/clic                              http://www.proxyvote.com/clic

     For Shares Directly Registered in the Name of the
Stockholder.   Stockholders with shares registered directly with EquiServe L.P.
may vote those shares telephonically by calling EquiServe L.P. at 1-877-PRX-VOTE, (1-877-779-8683) or via the Internet at http://www.eproxyvote.com/clic.

     For Shares Registered in the Name of a Broker or a Bank. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provide by EquiServe L.P. for shares registered directly in the name of the stockholder. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services' voting http://www.proxyvote.com/clic.

     General Information for All Shares Voted Via the Internet or By
Telephone. Votes submitted via the Internet or by telephone must be received by 12:00 midnight Eastern Time on September 5, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

     The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Our outside counsel has advised Calico that the Internet voting procedures that have been made available through EquiServe L.P. are consistent with the requirements of applicable law. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

                    INFORMATION ABOUT CALICO COMMERCE, INC.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of June 17, 2001, the last day on which our common stock was listed on the Nasdaq National Market, certain information with respect to the beneficial ownership of our common stock by (i) each stockholder known by Calico to be the beneficial owner of more than 5% of the our common stock, (ii) each director and director-nominee of Calico, (iii) the Chief Executive Officer and the other named executive officers of Calico as of July 17, 2001, and (iv) all directors and named executive officers of Calico as a group.

                                               AMOUNT AND NATURE      PERCENT OF
                                                 OF BENEFICIAL       COMMON STOCK
         NAME OF BENEFICIAL OWNER(1)             OWNERSHIP(2)       OUTSTANDING(3)
         ---------------------------           -----------------    --------------
5% OR GREATER HOLDER

Kleiner Perkins Caufield & Byers(4)..........      4,012,441             11.4%

EXECUTIVE OFFICERS

Alan P. Naumann(5)...........................      1,812,497              5.1
Arthur F. Knapp, Jr.(6)......................        165,750                *
Melissa B. Caswell(7)........................         52,800                *
Michelle A. Begun(8).........................         87,500                *
Matthew S. DiMaria(9)........................        151,875                *
H. Tayloe Stansbury(10)......................        272,281                *

DIRECTORS

Joseph B. Costello(11).......................         75,000                *
Joel P. Friedman(12).........................        318,450                *
Bernard Lacroute(13).........................      4,013,088             11.4
Gary J. Sbona(14)............................        591,500              1.6
William D. Unger.............................        190,944                *
Directors and executive officers as a group
  (11 persons)(15)...........................      7,760,123             21.2%

---------------
  *  Less than 1%.

 (1) The persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

 (2) Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options. Only options granted before June 30, 1998 under our 1997 Stock Option Plan are immediately exercisable, subject to our right to repurchase unvested shares. None of the outstanding options which are exercisable within 60 days of July 17, 2001 and are treated as outstanding for purposes of this table are immediately exercisable and thus subject to the repurchase of unvested shares.

 (3) Calculated on the basis of 35,320,576 shares of common stock outstanding as of July 17, 2001, except that shares of common stock underlying options exercisable within 60 days of July 17, 2001 are deemed outstanding for purposes of calculating the beneficial ownership of common stock of the holders of such options.

 (4) Includes 3,109,752 shares held by Kleiner Perkins Caufield & Byers VII, L.P. and 902,689 shares held by KPCB Java Fund, L.P. One of our directors, Mr. Lacroute, is a general partner of KPCB VII Associates, L.P. which in turn is a general partner of Kleiner Perkins Caufield & Byers VII, L.P. Mr. Lacroute is also a general partner of KPCB VIII Associates, L.P. which in turn is a general partner of KPCB Java Fund, L.P. Mr. Lacroute disclaims beneficial ownership of the shares held directly by Kleiner Perkins Caufield & Byers VII, L.P. and KPCB Java Fund, L.P. except to the extent of any indirect pecuniary interest in his distributive share therein.

 (5) Concurrent with Mr. Naumann's resignation from both his employment with us and our Board of Directors on July 16, 2001, Mr. Naumann ceased to vest on options to purchase our common stock and has ninety days from July 16, 2001 in which to exercise outstanding vested options. The number of beneficially owned shares listed in the table includes options to purchase 249,997 shares of our common stock which are vested and exercisable within 60 days of July 17, 2001. On July 16, 2001, we repurchased 87,497 options at an aggregate price $113,328, that had not vested as of such date. See "Certain Relationships and Related Transactions."

 (6) Concurrent with Mr. Knapp's resignation from his employment with us on March 31, 2001, Mr. Knapp ceased to vest on options to purchase our common stock.

 (7) Ms. Caswell resigned as an executive officer effective April 11, 2001.

 (8) Concurrent with Ms. Begun's resignation from her employment with us on July 16, 2001, Ms. Begun ceased to vest on options to purchase our common stock and has ninety days from July 16, 2001 in which to exercise outstanding vested options. All of the number of beneficially owned shares listed in the table are options to purchase our common stock which are exercisable within 60 days of July 17, 2001.

 (9) Mr. DiMaria resigned as an executive officer effective March 2, 2001.

(10) Mr. Stansbury resigned as an executive officer effective January 31, 2001, but continues to vest on options held by him through September 30, 2001. The number of beneficially owned shares listed in the table includes options to purchase 250,781 shares of our common stock which are exercisable within 60 days of July 17, 2001.

(11) All shares underlie outstanding options to purchase our common stock which are exercisable within 60 days of July 17, 2001.

(12) Includes 307,200 shares owned by AC II Technology B.V. (ACT II). ACT II is one of a series of entities that is directly or indirectly owned by a holding company that is, in turn, controlled by the partners of Accenture Ltd., formerly known as Andersen Consulting LLP. Mr. Friedman is a general partner of Accenture Technology Ventures, which is also controlled by Accenture Ltd. Mr. Friedman disclaims beneficial ownership of all shares held by ACTII or Accenture Ltd. except to the extent of any indirect pecuniary interest in his distributive share therein. Also includes 11,250 shares underlying outstanding options to purchase our common stock which are exercisable within 60 days of July 17, 2001.

(13) Includes 4,012,441 shares held by two partnerships associated with Kleiner Perkins Caufield & Byers, which are disclosed in note 4 to this table, and an additional 647 shares held directly by Mr. Lacroute. Mr. Lacroute disclaims beneficial ownership of all shares held by partnerships associated with Kleiner Perkins Caufield & Byers, except to the extent of any indirect pecuniary interest in his distributive share therein.

(14) All shares underlie outstanding options to purchase our common stock which are exercisable within 60 days of July 17, 2001.

(15) See Notes 5 through 14. Includes 1,294,466 shares subject to options exercisable within 60 days of July 17, 2001 and deemed beneficially owned by executive officers and directors.

MANAGEMENT

     Our Amended and Restated Certificate of Incorporation provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms. As a result, a portion of our Board of Directors will be elected each year. At our initial public offering in October 1999, to implement the classified board, two of the nominees to the board were elected to one-year terms, two were elected to two-year terms and two were elected to three-year terms. Thereafter, directors are to be elected to three year terms. Effective as of the date of the Annual Meeting of Stockholders in 2000, the Board of Directors reduced the size of the board to five members. Alan
P. Naumann resigned as both a Class I director and our president and chief executive officer in July 2001. Gary J. Sbona has been designated as Mr. Naumann's replacement on our Board of Directors and will serve as a Class I director whose term expires at the 2003 Annual Meeting of Stockholders. Messrs. Lacroute and Unger were designated Class II directors whose terms expire as of the date of the 2001 Annual Meeting, scheduled for September 6, 2001. Messrs. Costello and Friedman were designated Class III directors whose terms expire at the 2002 Annual Meeting of Stockholders.

     Executive officers are appointed by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified. There are no family relationships among any of our directors, officers or key employees.

     Directors. This section sets forth for the current directors, including the Class II nominees to be elected at this meeting, information concerning their age and background.

       NAME                        POSITION WITH CALICO                    AGE   DIRECTOR SINCE
       ----                        --------------------                    ---   --------------
Class I director nominated for election at the 2003 Annual Meeting of Stockholders:
Gary J. Sbona                            Director                          58         2001

Class II directors whose terms expire at the 2001 Annual Meeting of Stockholders:
Bernard J. Lacroute                      Director                          58         1995
William D. Unger...                      Director                          53         1995

Class III directors whose term expire at the 2002 Annual Meeting of Stockholders:
Joseph B. Costello                       Director                          48         1999
Joel P. Friedman                         Director                          54         2000

  Nominees For Election For a Three Year Term Expiring at the 2004 Annual Meeting of Stockholders

     Bernard J. Lacroute has been a member of the Board since June 1995. Mr. Lacroute has been a partner with Kleiner Perkins Caufield & Byers since 1989. Prior to joining Kleiner Perkins Caufield & Byers, Mr. Lacroute held a number of senior executive positions in high technology firms including Digital Equipment Corporation and Sun Microsystems, Inc. Mr. Lacroute is a director of Brio Technology, Inc. (NASDAQ: BRIO), a software provider, and a privately held company. Mr. Lacroute holds graduate degrees in Physics from the University of Grenoble and in Engineering from the Ecole Nationale Superiere d'Ingenieurs of France, as well as an M.S. degree in Electrical Engineering from the University of Michigan.

     William D. Unger has been a member of the Board since June 1995. Mr. Unger joined the Mayfield Fund, a venture capital firm, in 1983, and has been a general partner of several venture capital funds affiliated with the Mayfield Fund since 1987. Before joining Mayfield, Mr. Unger founded the executive recruitment firm Positek. Mr. Unger is a director of several privately held companies. Mr. Unger holds a B.A. degree in Elementary Education from the University of Illinois.

  Directors Continuing In Office Until the 2002 Annual Meeting of Stockholders

     Joseph B. Costello has been a director of Calico since August 1999. Since February 1998, Mr. Costello has served as Managing Director and Chairman of the Board of Think3 (formerly named Cad.Lab, Inc.), a computer-aided design company. From 1988 to October 1997, Mr. Costello served as President and Chief Operating Officer of Cadence Design Systems. Before the formation of Cadence, Mr. Costello served as President and Chief Operating Officer of SDA Systems, an electronic design automation company and predecessor company to Cadence. Mr. Costello also serves as Chairman of the Board of Zamba (formerly Racotek, Inc.), a systems integration company. Mr. Costello holds a B.S. degree in Mathematics and Physics from Harvey Mudd College , an M.S. degree in Physics from Yale University, and an M.S. degree in Physics from the University of California, Berkeley.

     Joel P. Friedman has been a member of the Board since March 2000. Since February 2000, Mr. Friedman has been a General Partner in Accenture Technology Ventures, formerly known as AC Ventures, the venture capital arm of Accenture Ltd., formerly known as Andersen Consulting LLP. Mr. Friedman joined Andersen Consulting LLP in 1971 and in 1997 assumed worldwide leadership for the banking and financial markets consulting practice, the largest industry segment served by the firm. Mr. Friedman holds a B.A. in Economics from Yale University and an M.B.A. from Stanford University.

  Director Continuing in Office until the 2003 Annual Meeting of Stockholders

     Gary J. Sbona has been a member of the Board since July 2001. Mr. Sbona also currently serves as Chief Executive Officer and Chairman of the Board of Directors for the following companies: Accelerated Networks, Inc. (NASDAQ:
ACCL), a provider of broadband access solutions for communications service providers, Auspex Systems, Inc. (NASDAQ: ASPX), a network attached storage company; and Verity, Inc., a knowledge retrieval software company (NASDAQ:
VRTY). In addition, he serves as a director of 3D Systems Corporation (NASDAQ:
TDSC), a solid imaging and mass customization company. Since 1974, Mr. Sbona has served as Chief Executive Officer and Chairman of the Board of Directors of Regent Pacific Management Corporation, a professional services firm that is currently providing us with management services.

     Executive Officers. The following is a list of our current Executive Officers and information concerning their age and background.

                   NAME                                 POSITION WITH CALICO              AGE
                   ----                                 --------------------              ---
James B. Weil..............................  President and Chief Executive Officer        55
Leslie E. Wright...........................  Interim Chief Financial Officer and          47
                                             Secretary

     James B. Weil has been our President and Chief Executive Officer since July 2001. He also is a principal with Regent Pacific Management Corporation. From August 1999 to May 2001, Mr. Weil was a Senior Vice President at Tacit Knowledge Systems, a privately held expertise knowledgment management software company. From October 1996 to July 1999, he served as President, Inprise Products at Borland Software Corporation, an enterprise software company. From January 1996 until November 1996, he was Vice President-Field Operations for Ramco Systems, an application software developer. Mr. Weil holds a B.A. in Business from DePaul University.

     Leslie E. Wright has been our Interim Chief Financial Officer and Secretary since April 2001. From August 1997 to July 1999, Mr. Wright was Vice President, Finance and Chief Financial Officer for Infoseek Corporation, an internet portal company. From 1994 to July 1997, he worked with Fractal Design Corporation, a graphics software company, where from May 1995 to July 1997 he served as Chief Operating Officer. From 1984 to 1994, Mr. Wright was employed with The ASK Group, Inc., a software company, where from 1986 through 1994, he served as Executive Vice President and Chief Financial Officer. Mr. Wright holds a B.S. degree in Business from San Jose State University. Mr. Wright is a Certified Public Accountant in the State of California.

  Meetings and Committees of the Board of Directors.

     During the fiscal year ended March 31, 2001, the Board of Directors of Calico held thirteen meetings. During that period, the Audit Committee of the Board held five meetings and the Compensation Committee of the Board held two meetings. We have no standing nominating committee of the Board. No director attended fewer than 75% of the total number of meetings of the Board or of the committees of the Board on which such director served that were held during that period.

     The members of the Audit Committee during the fiscal year ended March 31, 2001 were Messrs. Costello, Lacroute and Unger. The Audit Committee reviews and monitors our corporate financial reporting and our external audits, including, among other things, our control functions, the results and scope of the annual audit and other services provided by our independent accountants and our compliance with legal matters that have a significant impact on our financial reports. The Audit Committee also consults with the management and our independent accountants prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. In addition, the audit committee has the responsibility to consider and recommend the appointment of, and to review fee arrangements with, our independent accountants.

     The members of the Compensation Committee during the fiscal year ended March 31, 2001 were Messrs. Friedman, Lacroute and Unger. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding Calico's compensation policies and all forms of compensation to be provided to our executive officers and directors, including among other things, annual salaries and bonuses and stock option incentive arrangements. For additional information about the Compensation Committee, see "Report Of The Compensation Committee On Executive Compensation," and "Executive Compensation and Other Matters" below.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

     The following table sets forth information concerning the compensation during the fiscal year ended March 31, 2001, 2000 and 1999 of our former chief executive officer, our three other executive officers serving as of March 31, 2001 who made in excess of $100,000 during the fiscal year, and two former executive officers whose compensation would have required disclosure but for the fact that they were no longer serving as executive officers as of March 31, 2001. See also "Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Certain Relationships and Related Transactions'

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                     ANNUAL COMPENSATION          OTHER        SECURITIES
                                  --------------------------      ANNUAL       UNDERLYING     ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR    SALARY    BONUS(1)   COMPENSATION     OPTIONS      COMPENSATION
  ---------------------------     ----   --------   --------   ------------   ------------   ------------
Alan P. Naumann(2)..............  2001   $215,178   $52,189           --        300,000            --
Former President and              2000    211,667    45,797           --        300,000            --
Chief Executive Officer           1999    175,000    37,147           --        300,000            --

Arthur F. Knapp, Jr.(3).........  2001    178,819   $ 9,952           --         95,000            --
Former Vice President             2000    125,125    17,945           --        412,500            --
and Chief Financial Officer

Melissa B. Caswell(4)...........  2001    159,741    23,208           --        145,000            --
Former Vice President,            2000     85,303    17,025       15,000         45,000            --
Marketing                         1999     69,097    12,403        7,500         60,000            --

Michelle A. Begun(5)............  2001    153,379     7,330           --        300,000            --
Former Vice President,
Human Resources

Matthew S. DiMaria(6)...........  2001    162,606    11,238           --         25,000            --
Former Vice President,            2000    159,584    35,906           --         37,500            --
Corporate Development             1999    155,004    19,380           --             --            --

H. Tayloe Stansbury(7)..........  2001    197,780    14,125           --        125,000            --
Former Senior Vice President,     2000    184,167    40,075           --         22,500            --
Engineering                       1999     29,868        --           --        352,500            --

---------------
(1) Bonuses are based on performance. See "Report Of The Compensation Committee On Executive Compensation."

(2) Mr. Naumann resigned as a director and our President and Chief Executive Officer as of July 16, 2001. Pursuant to the terms of our engagement of Regent Pacific Management Corporation, Mr. Weil has been appointed as our President and Chief Executive Officer as of July 16, 2001. Pursuant to the terms of an Independent Contractor Agreement entered into between Mr. Naumann and us as of July 16, 2001, we have agreed to pay Mr. Naumann a total of $290,000 through November 2001.

(3) Mr. Knapp resigned on March 31, 2001 and Mr. Leslie E. Wright was appointed Interim Chief Financial Officer pursuant to the terms of our engagement of David Powell, Inc. We paid Mr. Knapp's salary through June 30, 2001.

(4) Ms. Caswell resigned on April 11, 2001. Amounts under "Other Compensation" represent commissions paid within the fiscal year ended March 31, 2001. We paid Ms. Caswell's salary through June 16, 2001.

(5) Ms. Begun resigned on July 16, 2001. We have agreed to continue paying Ms. Begun's salary through November 16, 2001.

(6) Mr. DiMaria resigned on March 2, 2001.

(7) Mr. Stansbury resigned on January 31, 2001. We have agreed to continue paying Mr. Stansbury's salary through September 30, 2001.

STOCK OPTIONS GRANTED IN FISCAL YEAR ENDED MARCH 31, 2001

     The following table provides the specified information concerning grants of options to purchase the Calico's common stock made during the fiscal year ended March 31, 2001, to the persons named in the Summary Compensation Table. The options listed below were all granted under our 1997 Stock Option Plan, as amended, and are exercisable only upon the vesting of the underlying shares. Vesting generally occurs over a four-year period, at the rate of one-fourth on the first anniversary of the date of grant and 1/48 per month thereafter for each full month of the optionee's continuous employment with Calico. Under both our 1997 Stock Option Plan, as amended, and our 2000 Non-Officer Stock Option Plan, our Board retains discretion to modify the terms, including the prices, of outstanding options. For additional information regarding options, see "Report of the Compensation Committee on Executive Compensation."

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                               ------------------------------------------------
                                            % OF TOTAL                             POTENTIAL REALIZED VALUE
                               NUMBER OF     OPTIONS                                AT ASSUMED ANNUAL RATES
                               SECURITIES   GRANTED TO   EXERCISE                 OF STOCK PRICE APPRECIATION
                               UNDERLYING   EMPLOYEES     OR BASE                     FOR OPTION TERM(3)
                                OPTIONS     IN FISCAL      PRICE     EXPIRATION   ---------------------------
            NAME                GRANTED      YEAR(1)     ($/SH)(2)      DATE           5%            10%
            ----               ----------   ----------   ---------   ----------   ------------   ------------
Alan P. Naumann..............   300,000        3.9%       $16.563    04/26/2010    $3,124,915     $3,914,701
Arthur F. Knapp, Jr. ........    60,000        1.2         16.563    04/26/2010       624,983        782,821
                                 35,000                     5.875    09/20/2010       129,316        161,975
Melissa B. Caswell...........    15,000        1.9          12.25    05/31/2010       115,559        144,744
                                130,000                     5.875    09/20/2010       480,318        601,622
Michelle A. Begun............   200,000        3.9         16.563    04/26/2010     2,083,276      2,609,404
                                100,000                     5.875    09/20/2010       369,476        462,786
Mathew S. DiMaria............    25,000          *         16.563    04/26/2010       260,410        326,176
H. Tayloe Stansbury..........    90,000        1.6         16.563    04/26/2010       937,474      1,174,232
                                 35,000                     5.875    09/20/2010       129,316        161,975

---------------
 *  Less than one percent (1%).

(1) Reflects total option grants made to executive officer during the fiscal year as a percentage of an aggregate of options to purchase 7,761,165 shares of our common stock that were granted to all Calico employees during the fiscal year ended March 31, 2001.

(2) All options were granted at market value on the date of grant.

(3) Potential gains are net of exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation only, based on the Securities and Exchange Commission rules. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall market conditions and the option holders' continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

OPTION EXERCISES AND FISCAL YEAR ENDED MARCH 31, 2001 YEAR-END OPTION VALUES

     The following table provides the specified information concerning exercises of options to purchase the Calico's common stock in the fiscal year ended March 31, 2001, and unexercised options held as of March 31, 2001, by the persons named in the Summary Compensation Table above. There were no exercises of options by any of the named executive officers listed in the Summary Compensation Table during the fiscal year ended March 31, 2001.

   AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END VALUES

                                                             NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                                    OPTIONS                IN-THE-MONEY OPTIONS
                                   SHARES                    AT FISCAL YEAR END(1)         AT FISCAL YEAR END(2)
                                  ACQUIRED      VALUE     ---------------------------   ---------------------------
             NAME                ON EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
             ----                -----------   --------   -----------   -------------   -----------   -------------
Alan P. Naumann(3).............       --           --       137,499        462,503            --             --
Arthur F. Knapp, Jr.(4)........       --           --       412,500         95,000            --             --
Melissa B. Caswell(5)..........       --           --        22,188        167,812            --             --
Michelle A. Begun(6)...........       --           --            --        300,000            --             --
Matthew S. DiMaria.............                              16,403             --
H. Tayloe Stansbury(7).........       --           --       181,249         298,51            --             --

---------------
(1) Only options granted before June 30, 1998 under our 1997 Stock Option Plan are immediately exercisable, subject to our right to repurchase unvested shares.

(2) Value of Unexercised In-the-Money Options at Fiscal Year End is calculated by multiplying the difference between the market value (closing market price) and exercise price at fiscal year end by the number of options held at fiscal year end. For each of the options listed, the exercise price exceeded the closing market price of $0.375 at fiscal year end.

(3) Unexercisable options to purchase 437,503 shares were cancelled in connection Mr. Naumann's resignation from employment with us on July 16, 2001.

(4) All unexercisable options, in addition to immediately exercisable but unvested options to purchase an aggregate of 188,750 shares, were cancelled in connection Mr. Knapp's resignation from employment on March 31, 2001. The remaining shares listed as exercisable above were subject to exercise within ninety days of March 31, 2001, the date of Mr. Knapp's resignation. Because Mr. Knapp did not exercise any of these options within ninety days of March 31, 2001, as of the date of this proxy statement, Mr. Knapp has no options, exercisable or not.

(5) Unexercisable options to purchase 161,562 shares were cancelled in connection with Ms. Caswell's resignation from employment with us on April 11, 2001.

(6) Options to purchase 212,500 shares granted to Ms. Begun were cancelled in connection with her resignation from employment with us on July 16, 2001. Options to purchase 87,500 shares that were unexercisable as of March 31, 2001 subsequently became vested and exercisable between March 31 and July 16, 2001; consequently, they are subject to exercise by Ms. Begun within ninety days of July 16, 2001.

(7) Although Mr. Stansbury resigned on January 31, 2001, he continues to vest on options, and such options consequently become exercisable, through September 30, 2001.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     There are no employment contracts or change-of-control arrangements currently in place, except for those described in "Certain Relationships and Related Transactions" and as described below.

     Options granted under our 2000 Non-Officer Stock Option Plan accelerate as to 25% of the original stock option grant upon a change in Calico's control. None of our former or current executive officers are currently vesting on options granted under our 2000 Non-Officer Stock Option Plan.

     The vesting on the stock options granted to each of Messrs. Costello, Friedman and Sbona, accelerates in full upon a change in control of Calico. The vesting on the stock option to Mr. Sbona also accelerates in full should his part-time employment with Calico be terminated without cause. The vesting on the stock options granted to H. Tayloe Stansbury, our former Vice President, Engineering who resigned from Calico on January 31, 2001 but continues to vest on his options through September 30, 2001, accelerates by six months upon a change in Calico's control.

COMPENSATION OF DIRECTORS

     Our non-employee directors do not receive any compensation for their service as directors, other than reimbursement of all reasonable out-of-pocket expenses for attendance at meetings of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     No member of our Compensation Committee serves as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since April 1, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which Calico was or is to be party in which the amount involved exceeds $60,000, and in which any director, executive officer or holder of more than 5% of any class of our voting securities and members of that person's immediate family had or will have a direct or indirect material interest other than the transactions described below.

  Business Partners

     In September 1999 and in connection with our initial public offering of common stock in October 1999, we announced a strategic alliance with Andersen Consulting, LLP, subsequently renamed Accenture, Ltd. As part of the alliance, we agreed to use a minimum of $1.0 million worth of Accenture's consulting services over 18 months. In addition, concurrent with the close of our initial public offering of common stock, we sold 307,200 shares of our common stock to AC II Technology B.V., an entity controlled by Accenture, at a price per share of $13.02. As of the end of the eighteenth month period on March 15, 2001, Accenture had billed us a total of $834,311, all of which was billed during the fiscal year ended March 31, 2001. We are seeking an extension of time in which to use the $165,689 which remains under our $1.0 million commitment. Joel Friedman, one of our directors, is a General Partner in Accenture Technology Ventures, formerly known as AC Ventures, the venture capital arm of Accenture.

  Termination Agreements and Forgiveness of Loans for Former Executive Officers

     On January 31, 2001, we entered into a Confidential Resignation Agreement with H. Tayloe Stansbury, our former Vice President, Engineering. Under the terms of the agreement, we agreed to continue paying Mr. Stansbury his annual salary of $146,250 through September 30, 2001, equal to an aggregate amount to be paid of approximately $96,525. We also agreed to allow Mr. Stansbury to continue to vest on stock options granted to him through September 30, 2001.

     In connection with the resignation on March 2, 2001 of Mr. Matthew S. DiMaria from his position as Vice President, Corporate Development, we forgave in its entirety a personal loan we made to Mr. DiMaria in the principal amount of $59,500. We also reduced the aggregate principal and interest on an outstanding loan issued by Calico to Mr. DiMaria in connection with the exercise of stock options from $64,000 to $30,000. Mr. DiMaria currently owes $20,000 of outstanding principal on the loan, in addition to accrued interest. Mr. DiMaria is delinquent on repayment of this loan and we intend to seek collection of the amounts due.

     On July 16, 2001, we entered into a Separation Agreement and Release with Alan P. Naumann, our former President, Chief Executive Officer and member of our Board of Directors. Under the terms of the agreement, we agreed to forgive outstanding loans by Mr. Naumann in favor of Calico issued in connection with the exercise of options in an aggregate amount of $495,362, including unpaid principal and interest. We also agreed to reimburse Mr. Naumann for the cost of health and dental benefits, and agreed that he could continue use of a laptop computer and accessories until November 16, 2001. We repurchased 87,497 shares of common stock held by Mr. Naumann at an aggregate price of $113,328, representing the original purchase price, that had not vested as of July 16, 2001.

     We also entered into a consulting agreement with Mr. Naumann, under which we agreed to pay Mr. Naumann the sum of $72,500 per month, for four months beginning August 1, 2001 and ending November 1, 2001, or an aggregate of $290,000, in return for consulting services and aid in the transition to new management.

  Employment Arrangements of Current Executive Officers and Management Consulting Services

     On February 22, 2001, we entered into an engagement letter with David Powell, Inc. (the "David Powell Agreement") pursuant to which we retained Leslie
E. Wright as our Interim Chief Financial Officer for an initial two month term, followed by automatic monthly renewals thereafter until terminated by us or David Powell. We agreed to pay David Powell, Inc. $35,000 monthly, in addition to a $15,000 cash bonus for each quarter that Mr. Wright meets certain objectives. Further, should Calico be sold during Mr. Wright's tenure as Interim Chief Financial Officer or within six months thereafter, we will pay David Powell, Inc. one percent (1%) of the sale price in cash, minus the value of the vested options granted to Mr. Wright as of the date the sale closes. In accordance with the terms of the David Powell Agreement, we granted Mr. Wright an option to purchase 45,000 shares of our common stock at an exercise price of $0.1875 per share. The shares underlying the option vest ratably on a monthly basis over six months commencing April 1, 2001 and remain exercisable for five years following the termination of Mr. Wright's services.

     On July 16, 2001, Mr. James Weil was appointed as our President and Chief Executive Officer, Mr. Gary J. Sbona was elected to our Board of Directors and we entered into an agreement with Regent Pacific Management Corporation, a management firm of which Mr. Sbona is the Chairman and Chief Executive Officer and Mr. Weil is a principal. Pursuant to the agreement, Regent Pacific agreed to provide us management services, at a fee of $50,000 per week, including the services of Mr. Weil as Chief Executive Officer and President, Mr. Sbona as a part-time employee and other Regent Pacific personnel as part of our management team. The agreement has a one-year term and we retain the option to cancel the agreement after the expiration of the initial 26-week period.

     The agreement requires that we indemnify Regent Pacific and Mr. Sbona for certain liabilities arising out of the performance of services under the agreement. In connection with Mr. Sbona's service under the agreement, the Compensation Committee of our Board granted Mr. Sbona an option to purchase 3,548,777 shares of our common stock, at an exercise price of $0.18 per share. The shares subject to such options will vest entirely upon certain change of control transactions or upon a termination of Mr. Sbona without cause. The options will also remain exercisable for one year following the termination of Mr. Sbona's services.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Calico's executive officers, directors and persons who beneficially own more than 10% of the Calico's common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish Calico with copies of all
Section 16(a) forms filed by such person.

     Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with, except that statements for a change in beneficial ownership which would have reported the termination of the individual's status as an executive officer of Calico were not filed in a timely manner for Mr. Matthew DiMaria, our former Vice President, Corporate Development, Mr. H. Tayloe Stansbury, our former Senior Vice President, Engineering and Mr. Matthew Thompson, our former Senior Vice President, Worldwide Sales.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee is comprised of three outside directors of the Board of Directors and is responsible for setting and monitoring policies governing compensation of executive officers. The Compensation Committee reviews the performance and compensation levels for executive officers and sets salary and bonus levels and option grants under our stock option plans. The goal of the committee is to correlate executive compensation with our business objectives and performance by attracting, retaining, and rewarding executive officers who contribute to our success and to motivate executive officers to achieve our business objectives. We use salary, bonus compensation and option grants to attain these goals.

  Salary

     The Compensation Committee annually assesses the performance and sets the salary of Calico's executive officers, including our then President and Chief Executive Officer, Alan P. Naumann. In turn, our Chief Executive Officer annually assesses the performance of all other executive officers and recommends salary increases which are reviewed and approved by the Compensation Committee. For the fiscal year ended March 31, 2001, the process utilized by the Committee in determining executive officer compensation levels was based on the subjective judgment of the Committee.

     Base salaries of executive officers are reviewed annually by the Compensation Committee and adjustments are made based on (i) salary recommendations from the Chief Executive Officer, (ii) individual performance of executive officers for the previous fiscal year, (iii) Calico's financial results for the previous year and (iv) information concerning competitive salaries, scope of responsibilities of the officer position and levels paid by similarly-sized high technology companies in Calico's geographic area. We seek to compensate our executive officers at the median range of compensation levels paid by similarly sized high technology companies in Calico's geographical area.

  Bonus

     The Compensation Committee believes that a bonus program in which bonuses are based on Calico's attaining established financial targets, properly align the interests of Calico's executive officers with the interests of stockholders. Accordingly, the Compensation Committee establishes both financial and operational based objectives and goals in determining executive officer bonuses, including among other things, Calico's aggregate annual revenues and earnings per share. Additional criteria include sales and spending forecasts for the upcoming year. During the fiscal year ended March 31, 2001, Calico's performance did not reach minimum targets set by the Compensation Committee and no bonus was paid to any of Calico's employees or executive officers.

     For more information regarding the compensation and employment arrangements of executive officers, see "Executive Compensation and Other
Matters -- Compensation of Executive Officers and Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Certain Relationships and Related Transactions."

  Stock Options

     The Compensation Committee believes that employee equity ownership provides significant motivation to executive officers to maximize value for our stockholders and, therefore, periodically grants stock options under our stock option plan. Options are generally granted when an executive joins Calico and additional options may be granted from time-to-time thereafter. The size of an option grant to an executive officer has generally been determined with reference to similarly sized high technology companies in Calico's geographical area, the responsibilities and expected future contributions of the executive officer, previous grants to that officer, as well as recruitment and retention considerations. Generally, option grants vest as to one-quarter of the grant on the first anniversary of the commencement of employment or the date of grant and continue to vest thereafter in equal monthly installments over three years, conditioned upon continued employment, although exceptions may be made when deemed necessary or appropriate. In the fiscal year ended March 31,

2001, the Compensation Committee approved stock option grants to all of its executive officers consistent with these criteria. See "Option Grants in Last Fiscal Year." Stock options are granted at the current market price and will only have value if our stock price increases over the exercise price. In addition to the stock option program, executive officers are eligible to participate in Calico's 1999 Employee Stock Purchase Plan. Other elements of executive compensation include participation in company-wide medical and dental benefits and the ability to defer compensation pursuant to a 401(k) plan.

  Chief Executive Officer Compensation

     Alan P. Naumann, who served as Calico's President and Chief Executive Officer until July 16, 2001, received an annual base salary of $215,000. In addition, he was eligible for an annual target bonus equal to 50% of his base salary upon attainment of performance goals determined by the Board pursuant to the advice of the Compensation Committee of the Board after consultation with Mr. Naumann. For the year ended March 31, 2001, neither Mr. Naumann nor any other executive officer of Calico received a performance bonus for work performed during the fiscal year ended March 31, 2001, except for Ms. Caswell and Ms. Begun. In fiscal 2001, Calico did not pay Mr. Naumann any other compensation or benefits not provided to all executive officers, with the exception of the forgiveness of employee loans under the terms of the Separation Agreement, and the consulting fees to be paid under the Independent Contractor Agreement, entered into with Mr. Naumann on July 16, 2001. See "Certain Relationships and Related Transactions."

  Ongoing Review

     The Compensation Committee will be evaluating Calico's compensation policies on an ongoing basis to determine whether they are appropriate to attract, retain and motivate key personnel. The Compensation Committee may determine accordingly that it is appropriate to increase salaries, award bonus based on an employee's agreement to stay for a period of time, award additional stock options or grants of restricted stock, or provide other short-term or long-term compensation to employees, including executive officers. Calico has considered the provisions of Section 162(m) of the Internal Revenue Code and related Treasury Department regulations which restrict deductibility of executive compensation paid to the Calico's chief executive officer and each of the four other most highly compensated executive officers holding office at the end of any year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. Income from options granted under Calico's option plans would generally qualify for an exemption from these restrictions so long as the options are granted by a committee whose members are non-employee directors Calico expects that the Compensation Committee will generally be comprised of non-employee directors, and that to the extent such Committee is not so constituted for any period of time, the options granted during such period will not be likely to result in compensation exceeding $1,000,000 in any year.

                                          THE COMPENSATION COMMITTEE

                                          Joel P. Friedman
                                          Bernard J. Lacroute
                                          William D. Unger

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees Calico's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. PricewaterhouseCoopers LLP is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

     The Audit Committee consists of three directors, each of whom, in the judgment of the Board, is an "independent director" as defined in the listing standards for The Nasdaq Stock Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors. A copy of this charter is attached to this proxy statement as Appendix A.

     The Committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with
PricewaterhouseCoopers LLP, with and without management present, to discuss the overall scope of PricewaterhouseCoopers's audit, the results of its examinations, its evaluations of Calico's internal controls and the overall quality of its financial reporting.

     The following table sets forth the aggregate fees billed to Calico for the fiscal year ended March 31, 2001 by PricewaterhouseCoopers LLP:

Audit Fees................................................  $521,186
All Other Fees............................................  $ 63,727

     The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and Calico that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

     In March 2001, the Audit Committee commenced an internal investigation concerning certain financial reporting matters affecting revenue which was reported in the first, second and third quarters of fiscal 2001. PricewaterhouseCoopers LLP participated in this investigation, and the Audit Committee met several times with PricewaterhouseCoopers LLP as part of this investigation.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that Calico's audited financial statements be included in Calico's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

                                          THE AUDIT COMMITTEE

                                          Joseph B. Costello
                                          Bernard J. Lacroute
                                          William D. Unger

PURSUANT TO ITEM 7(e)(3), THE ABOVE INFORMATION SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SECURITIES AND EXCHANGE COMMISSION, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE 1934 SECURITIES EXCHANGE ACT, AS AMENDED, EXCEPT TO THE EXTENT THAT CALICO SPECIFICALLY INCORPORATES IT BY REFERENCE IN SUCH FILING.

                        COMPARISON OF STOCKHOLDER RETURN

     Our common stock is quoted on the Nasdaq Over-The-Counter Bulletin Board quotation service (OTCBB); it was delisted from the Nasdaq National Market as of the close of trading on July 17, 2001, at which time our common stock had a per share price of $0.17.

     Set forth below is a line graph comparing the annual percentage change in the cumulative total return on Calico's common stock with the cumulative total returns of the Center Study of Research Prices at the University of Chicago
(CRSP) Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the CRSP Computer and Data Processing Nasdaq Industry Index for the period commencing on October 7, 1999, the first day of trading for our initial public offering of our common stock, and ending March 31, 2001. The graph assumes that $100.00 was invested on October 7, 1999, at the closing price on the date of our initial public offering, in our common stock and each index. No cash dividends have been declared on our common stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

                    [PERFORMANCE GRAPH WITH LEGEND BENEATH]

                                              10/1999                03/2000                09/2000                03/2001
                                              -------                -------                -------                -------
Calico Commerce, Inc.                          100.00                  58.50                  10.90                  0.70
Nasdaq Stock Market (US Companies)             100.00                 159.40                 127.50                 68.70
Nasdaq Computer and Data Processing            100.00                 160.00                 120.80                 54.50
  Stocks
SIC 7370-7379 US & Foreign

     At the time we prepared the graph charting the performance of our common stock included in the proxy statement for the 2000 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on July 27, 2000, we believed that we had used the J.P. Morgan H&Q Internet Index, a proprietary index of stocks developed by the investment bank of J.P. Morgan H&Q, as a comparison index to our common stock. Subsequent to the 2000 Annual Meeting of Stockholders, we discovered that in calculating the prices for the underlying individual securities in the J.P. Morgan H&Q Internet Index, based upon the market capitalization and price each security, we had not performed several financial and statistical tests that are used by J.P. Morgan H&Q in compiling the J.P. Morgan H&Q Internet Index. Further, we now believe that the CSRP Computer and Data Processing Nasdaq Industry Index better reflects the economic environment for companies with a business similar to ours and consequently we have used this index in preparing the above performance graph.

     The rules of the Securities and Exchange Commission require us to include a performance graph in this proxy statement that uses the J.P. Morgan H&Q Internet Index, as calculated by us in the same manner as in the proxy statement for the 2000 Annual Meeting of Stockholders, as a comparative index. Therefore, set forth below is a line graph comparing the annual percentage change in the cumulative total return on the Calico's common stock with the cumulative total returns of the CSRP Computer and Data Processing Nasdaq Industry Index and J.P. Morgan H&Q Internet Index for the period commencing on October 7, 1999, the first day of trading for our initial public offering of our common stock, and ending March 31, 2001. The data for the J.P. Morgan H&Q Internet Index has been calculated in the same manner as the data used in the performance graph presented in our proxy statement for the 2000 Annual Meeting of Stockholders. The graph below also assumes that $100.00 was invested on October 7, 1999, at the closing price on the date of our initial public offering, in our common stock and each index.



                    [PERFORMANCE GRAPH WITH LEGEND BENEATH]

                                              10/1999                03/2000                09/2000                03/2001
                                              -------                -------                -------                -------
Calico Commerce, Inc.                          100.00                  58.50                  10.90                  0.70
Nasdaq Computer and Data Processing            100.00                 160.00                 120.80                 54.50
  Stocks
Self-Determined Peer Group                     100.00                 157.20                 104.50                 40.50

     The following chart references prices of our common stock, the CRSP Total Return Index for the Nasdaq Market and the Computer and Data Processing Nasdaq Industry Index at October 7, 1999, March 31, 2000, September 30, 2000 and March 31, 2001.

                                                      10/07/99    3/31/00     9/30/00     03/31/01
                                                      --------    --------    --------    --------
Calico Commerce, Inc. ..............................    $100      $ 58.50     $ 10.90      $ 0.70
CSRP Total Return Index for the Nasdaq Stock Market
  (U.S.) Companies..................................     100       159.40      127.50       63.70
CRSP Computer and Data Processing Nasdaq Industry
  Index.............................................     100       160.00      120.00       54.50
J.P. Morgan H&Q Internet Index(1)...................     100       157.20      104.50       40.50

---------------
(1) Financial and statistical analysis calculated in the same manner as that used by us in preparing the performance graph and underlying data included in the proxy statement for the 2000 Annual Meeting of Stockholders.

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of one Class I director (Mr. Sbona), two Class II directors (Messrs. Lacroute and Unger), and two Class III directors (Messrs. Costello and Friedman) who will serve until the annual meetings of stockholders to be held in 2003, 2001, and 2002, respectively, and until their respective successors are duly elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

     THE TERMS OF THE CLASS II DIRECTORS WILL EXPIRE ON THE DATE OF THE UPCOMING ANNUAL MEETING. ACCORDINGLY, TWO PERSONS ARE TO BE ELECTED TO SERVE AS THE CLASS II DIRECTORS OF THE BOARD OF DIRECTORS AT THE MEETING. MANAGEMENT'S NOMINEES FOR ELECTION BY THE STOCKHOLDERS TO THESE POSITIONS ARE THE CURRENT CLASS II MEMBERS OF THE BOARD OF DIRECTORS: MESSRS. LACROUTE AND UNGER. Please see "Information About Calico Commerce, Inc. -- Management" above for information concerning the nominees. If elected, the nominees will serve as directors until our Annual Meeting of Stockholders in 2004 and until their successors are elected and qualified. If the nominees decline to serve or become unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee or nominees as we may designate.


VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION


     If a quorum is present and voting, the two nominees for Class II directors receiving the highest number of votes will each be elected as a Class II director. Abstentions and broker non-votes have no effect on the vote.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

           RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS

     Calico's Board of Directors has selected PricewaterhouseCoopers LLP as independent public auditors to audit the consolidated financial statements of Calico for the fiscal year ending March 31, 2002. PricewaterhouseCoopers LLP has acted in such capacity since its appointment in the fiscal year ended March 31, 1997. A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

     The affirmative vote of a majority of the votes cast affirmatively or negatively at the annual meeting of stockholders at which a quorum representing a majority of all outstanding shares of Calico's common stock is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Neither abstentions nor broker non-votes will have any effect on the outcome of the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS CALICO'S INDEPENDENT PUBLIC AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2002.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING

     We have an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. This provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to Calico's Secretary. A stockholder proposal to be timely must be received at our principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date our proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than thirty calendar days from the date contemplated at the time of the previous year's proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made.

     Proposals of stockholders intended to be presented at the next annual meeting of Calico's stockholders must be received by Calico at our offices at 333 West San Carlos Street, Suite 300, San Jose, California 95110, no later than March 30, 2002, and satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in Calico's proxy statement for that meeting.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2001 Annual Meeting of Stockholders of Calico Commerce, Inc. other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ LESLIE E. WRIGHT
                                          Leslie E. Wright.
                                          Secretary

July 30, 2001

                       APPENDIX A TO THE PROXY STATEMENT


                  FOR THE 2001 ANNUAL MEETING OF STOCKHOLDERS


                            OF CALICO COMMERCE, INC.



            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS


PURPOSE

     The purpose of the Audit Committee established pursuant to this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Calico Commerce, Inc. (the "Company"), to provide to the Board of Directors the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide the Board such additional information and materials as it may deem necessary to assist the Board in fulfilling its financial oversight responsibilities.

     In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribe.

MEMBERSHIP

     The Audit Committee will be comprised of three or more members of the Board, at least two of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Audit Committee. Such members will be elected and serve at the pleasure of the Board.

     All members of the Committee must be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. In addition, at least one member must have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background resulting in the individual's financial sophistication, including being or having been a chief executive, chief financial, or other senior officer with financial oversight responsibilities.

MEETINGS

     The Audit Committee will meet with financial management of the Company and the independent auditors on a quarterly basis to review the Company's financial statements consistent with Item 5 below. The Audit Committee will meet with management and the independent auditors of the Company in separate executive sessions upon the completion of the annual audit, and at such other times as it deems appropriate, to review the independent auditors' examination and management report and discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

RESPONSIBILITIES

     The responsibilities of the Audit Committee shall include:

          1. Reviewing and assessing, at least annually, this Charter and making recommendations to the Board to amend and update this Charter;

          2. Nominating the independent auditors;

          3. Reviewing the plan for the audit and related services;

          4. Taking, or recommending that the Board take, appropriate action to oversee the independence of the independent auditors, including:

           - obtaining from the independent auditors a formal written statement delineating all relationships between the auditors and the Company; and

           - discussing with the auditors any disclosed relationships or services that may impact auditor objectivity and independence (consistent with Independence Standards Board Standard No. 1, as amended from time to time);

          5. Reviewing the performance of the independent auditors and approving any proposed discharge of the independent auditors when circumstances warrant;

          6. Reviewing audit results and interim financial statements with financial management and the independent auditors prior to the filing of the Company's Form 10-K and 10-Q Reports; these meetings should include a discussion with the independent auditors of the matters required to be discussed by Statement of Auditing Standards No. 61, as amended from time to time;

          7. Considering and approving, if appropriate, changes to the Company's auditing and accounting practices and principles as suggested by the independent auditors or management, and discussing with the independent auditors any significant changes in auditing standards or their audit scope;

          8. Overseeing the adequacy of the Company's system of internal accounting controls, including obtaining from the independent auditors management letters or summaries on such internal accounting controls;

          9. Evaluating whether management is setting the appropriate "control culture" by communicating the importance of internal control and the management of risk and ensuring that all employees have an understanding of their roles and responsibilities;

          10. Overseeing the effectiveness of the internal audit function, including considering and approving, if appropriate, any significant changes to the auditing practices of the Company's internal audit department;

          11. Overseeing compliance with the Foreign Corrupt Practices Act;

          12. Reviewing significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understanding their impact on the financial statements;

          13. Reviewing with management and the independent auditors any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments;

          14. Reviewing with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information;

          15. Reviewing any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements;

          16. Reviewing any legal matters which could significantly impact the financial statements;

          17. Overseeing compliance with SEC requirements for disclosure of auditors' services and audit committee members and activities; and

          18. Overseeing the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets.

     In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it.

REPORTS

     The Audit Committee will to the extent deemed appropriate record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board of Directors.

1913-PS-01

                                  DETACH HERE


                                     PROXY

                             CALICO COMMERCE, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                   TO BE HELD ON THURSDAY, SEPTEMBER 6, 2001


     The undersigned hereby constitutes and appoints James B. Well and Leslie
E. Wright, and each of them, as Proxies of the undersigned, with full power to appoint his substitute, and authorizes each of them to represent and to vote all shares of common stock of Calico Commerce, Inc. (the "Company") held of record by the undersigned as of the close of business on Friday, July 20, 2001, at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Holiday Inn, 1350 North 4th Street, San Jose, California 95112 at 9:30 a.m., local time, on Thursday, September 6, 2001, and at any adjournments or postponements thereof.

     When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is given, this proxy will be voted "FOR" the election of the two nominees of the Board of Directors listed in Proposal 1 and "FOR" Proposal 2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof. A stockholder wishing to vote in accordance with the Board of Directors' recommendations need only sign and date this proxy and return it in the enclosed envelope.

     The undersigned hereby acknowledges receipt of a copy of the accompanying Notice of the Annual Meeting of Stockholders, the Proxy Statement with respect thereto and the Company's 2001 Annual Report to Stockholders, and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time before it is exercised.

     Please vote and sign on other side and return promptly in the enclosed envelope (which requires no postage if mailed within the United States).

---------------                                                  ---------------
  SEE REVERSE             CONTINUED AND TO BE SIGNED ON            SEE REVERSE
     SIDE                          REVERSE SIDE                       SIDE
---------------                                                  ---------------

                                  DETACH HERE

    PLEASE MARK
[X] VOTES AS IN
    THIS EXAMPLE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE NOMINEES AND A VOTE
FOR THE PROPOSAL.
                                                                                         FOR   AGAINST   ABSTAIN
1. Election of two Class II Directors        2. Appointment of PricewaterhouseCoopers    [ ]     [ ]       [ ]
   to serve until the 2004 Annual Meeting       LLP as the Company's Independent
   and until their successors are duly          public auditors for the fiscal year
   elected and qualified.                       ending March 31, 2002.

   NOMINEES: (01) Bernard J. LaCroute,
             (02) William D. Unger

              FOR [ ]   [ ] WITHHOLD

   FOR
   ALL
  EXCEPT
   [ ] ______________________________________________________________________
  If you do not want your shares voted FOR a particular nominee mark the FOR
  ALL EXCEPT box and write that nominee's name in the space provided above.     MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                                                                                MARK HERE IF YOU PLAN TO ATTEND THE MEETING    [ ]

                                                                                PLEASE SIGN YOUR NAME EXACTLY AS SHOWN. WHEN THERE
                                                                                IS MORE THAN ONE HOLDER, EACH SHOULD SIGN. WHEN
                                                                                SIGNING AS AN ATTORNEY, ADMINISTRATOR, EXECUTOR,
                                                                                GUARDIAN OR TRUSTEE, PLEASE ADD YOUR TITLE AS SUCH.
                                                                                IF EXECUTED BY A CORPORATION OR PARTNERSHIP, THE
                                                                                PROXY SHOULD BE SIGNED BY A DULY AUTHORIZED PERSON,
                                                                                STATING HIS OR HER TITLE OR AUTHORITY.


Signature: _____________________________ Date: _________________ Signature: _____________________________ Date: __________________